Exhibit 99.1

MIRA Pharmaceuticals Reports Significant Weight and Fat Reduction With Oral SKNY-1 in Obese Mice, Showing Favorable Lean-Mass and Weight-Regain Outcomes Compared With Semaglutide

SKNY-1’s Weight Reduction Without Significant Changes in Food Consumption Suggests a Potential Role for Energy Expenditure, Contrasting With Semaglutide’s Initial Food-Intake Suppression and Significant Post-Treatment Increase

MIAMI, Oct. 29, 2026 (GLOBE NEWSWIRE) — MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA) (“MIRA” or the “Company”), a clinical-stage pharmaceutical company developing novel oral therapeutics, today announced initial positive proof-of-concept results from an exploratory pilot study evaluating SKNY-1, its investigational oral drug candidate for obesity and metabolic disorders.

Conducted in an established diet-induced obesity (DIO) mouse model, the study demonstrated statistically significant reductions in body weight and fat mass following oral administration of SKNY-1 compared with vehicle-treated controls.

Importantly, weight reduction occurred without a statistically significant decrease in food consumption, raising the possibility that SKNY-1 may influence metabolic pathways beyond appetite suppression.

The study also identified three potentially meaningful areas of differentiation from the semaglutide reference group: effects on food intake, lean-mass outcomes, and weight regain following treatment discontinuation. Together, these findings expand upon previous SKNY-1 research and support its continued development as a potentially differentiated oral approach to weight management.

“Obesity represents one of the largest and fastest-growing opportunities in healthcare, with the potential for multiple multibillion-dollar therapies,” said Erez Aminov, Chief Executive Officer of MIRA Pharmaceuticals. “We believe the future of obesity treatment will extend beyond a single class of drugs. Patients have different needs, and there is tremendous opportunity for innovative therapies that work through distinct mechanisms and offer favorable profiles for long-term weight management. What makes SKNY-1 particularly exciting is that our findings point toward a potentially differentiated metabolic approach, with encouraging signals regarding body composition and weight maintenance following treatment discontinuation. We believe these characteristics could become important advantages as we continue advancing SKNY-1, positioning it as a potentially valuable asset within our pipeline and an opportunity to participate in this significant global market.”

Key Findings From the SKNY-1 Pilot Study

Statistically Significant Weight and Fat Reduction

Oral SKNY-1 demonstrated statistically significant reductions in body weight and fat mass compared with vehicle-treated controls. The majority of the treatment-associated weight difference was attributable to fat reduction, providing encouraging evidence of SKNY-1’s activity in an established obesity model.

Favorable Lean-Mass Findings Compared With the Semaglutide Reference Group

At the Day 14 body-composition assessment, oral SKNY-1-treated mice did not demonstrate statistically significant lean-mass loss relative to vehicle controls.

In contrast, semaglutide-treated mice demonstrated statistically significant lean-mass loss compared with vehicle-treated controls.

Limited Weight Regain Following Treatment Discontinuation Compared With Semaglutide

During the two-week observation period following treatment cessation, oral SKNY-1-treated mice demonstrated slow and limited weight regain.

In contrast, semaglutide-treated mice experienced rapid and substantial weight rebound, which was accompanied by a statistically significant increase in food consumption relative to vehicle controls, while oral SKNY-1-treated groups showed no statistically significant increase in food consumption.

Investigating a Potentially Differentiated Metabolic Mechanism

The study’s findings raise the possibility that SKNY-1 may influence energy expenditure, energy utilization, or other metabolic pathways involved in weight regulation, rather than relying primarily on appetite suppression.

These observations provide a scientific rationale for investigating SKNY-1’s potentially differentiated metabolic mechanism.

“One of the most intriguing findings from this pilot study is that SKNY-1 produced significant weight reduction without a statistically significant decrease in food consumption,” said Dr. Itzchak Angel, Chief Scientific Advisor of MIRA Pharmaceuticals. “The contrasting observations in lean-mass outcomes and weight regain following treatment discontinuation compared with the semaglutide reference group are also scientifically interesting. Together, these findings raise the possibility that SKNY-1 may influence how the body utilizes energy, potentially offering a differentiated metabolic approach to weight management. These results further expand and confirm previous studies, which have demonstrated increased energy expenditure without changes in food intake.”

“Our next study will investigate this hypothesis more directly through measurements of energy expenditure and other metabolic parameters, while further characterizing SKNY-1’s effects on body composition and weight regulation.”

Continued Development of SKNY-1

MIRA is advancing SKNY-1 through longer-term preclinical studies to further assess weight reduction, body composition and metabolic effects, while continuing its IND-enabling development activities and chemistry, manufacturing and controls (CMC) manufacturing efforts to support future clinical development.

About SKNY-1

SKNY-1 is MIRA Pharmaceuticals’ investigational oral drug candidate being developed for obesity and metabolic disorders. The compound is a cannabinoid analog being investigated for its potential effects on biological pathways involved in metabolic regulation.

Previously published preclinical research in a zebrafish model of obesity demonstrated approximately 30% weight reduction, accompanied by maintenance of whole-body density, reductions in hepatic triglyceride accumulation, and changes in appetite-related signaling.

The latest pilot study in diet-induced obese mice expands this exploratory research into a mammalian obesity model, providing additional evidence of SKNY-1’s potential as an oral therapeutic candidate for obesity.

About MIRA Pharmaceuticals, Inc.

MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA) is a clinical-stage pharmaceutical company developing novel oral small-molecule therapeutics. The Company’s pipeline includes Ketamir-2 for chemotherapy-induced peripheral neuropathy (CIPN), which has completed Phase 1 and is advancing toward Phase 2a under an active IND; MIRA-55, an investigational oral drug candidate for inflammatory pain; and SKNY-1, an investigational oral drug candidate for obesity. Following scientific review, the U.S. Drug Enforcement Administration has determined that Ketamir-2, MIRA-55, and SKNY-1 are not classified as controlled substances.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally may be identified by the use of words such as “anticipate,” “expect,” “plan,” “can,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “potential,” “intend,” “seek,” “target,” and other words of similar meaning, although not all forward-looking statements include these words. Forward-looking statements may include, but are not limited to, statements regarding the therapeutic potential, mechanism of action, development plans, regulatory pathway, safety profile, efficacy, anticipated clinical development, commercialization prospects, market opportunity, and future development of MIRA-55, SKNY-1, Ketamir-2, and the Company’s other product candidates.

These forward-looking statements are based on current expectations, estimates, forecasts, and projections, as well as management’s current beliefs and assumptions, and are subject to significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, risks related to preclinical and clinical development, the ability to obtain regulatory approvals, the outcome of future studies, reliance on third parties, intellectual property protection, financing needs, market conditions, and the other risks identified under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K and the Company’s subsequent filings with the U.S. Securities and Exchange Commission (“SEC”).

Forward-looking statements contained in this press release speak only as of the date of this press release, and the Company undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Investors are cautioned not to place undue reliance on these forward-looking statements. Additional information regarding these and other risks and uncertainties is contained in the Company’s filings with the SEC, including its Annual Report on Form 10-K and subsequent filings, available at www.sec.gov and in the Investors section of the Company’s website at http://www.mirapharmaceuticals.com/. Forward-looking statements should be considered in light of these risks and uncertainties.

Investor and Media Contact

Krystina Quintana

MIRA Pharmaceuticals

info@mirapharma.com

(786) 432-9792